4350 Executive Drive, Suite 100 San Diego, CA 92121	858-373-1600	www.infosonics.com

Company Contact:	IR Contact:
Jeffrey A. Klausner	Todd Kehrli or Mary Magnani
Chief Financial Officer	MKR Group, Inc.
(858) 373-1600	(323) 468-2300
ir@infosonics.com	ifon@mkr-group.com

INFOSONICS RECEIVES LETTER FROM NASDAQ REGARDING NON-
COMPLIANCE WITH MINIMUM BID PRICE RULE

SAN DIEGO, CA, July 11, 2008 - InfoSonics Corporation (NASDAQ: IFON), one of the premier providers and distributors of wireless handsets and accessories serving Latin America, announced today that it received a Nasdaq Staff Determination letter (the "Notice") dated July 10, 2008 indicating that InfoSonics fails to comply with the minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a)(5) (the "Rule"). Therefore, in accordance with Marketplace Rule 4450(e)(2), InfoSonics has been provided 180 calendar days, or until January 6, 2009, to regain compliance. If, at anytime before January 6, 2009, the bid price of InfoSonics’ common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, InfoSonics will have regained compliance with the Rule.
The Notice also states that if InfoSonics does not regain compliance with the Rule by January 6, 2009, Nasdaq Staff will provide InfoSonics written notification that its securities will be delisted. In the event of such a notification, InfoSonics may appeal the Staff’s determination to delist its securities, or alternatively InfoSonics may apply for a transfer of its securities to the Nasdaq Capital Market. There can be no assurance the Staff will grant the Company's request for continued listing nor the application for transfer to the Nasdaq Capital Market. As of today InfoSonics meets the Nasdaq Capital Market initial inclusion criteria.
The Notice arises as a result of the fact that for the last 30 consecutive business days, the bid price of InfoSonics common stock has closed below the minimum $1.00 per share requirement for continued inclusion under the Rule.
About InfoSonics Corporation

InfoSonics is one of the premier providers and distributors of wireless handsets and accessories serving Latin America. For the wireless telecommunications industry, InfoSonics provides flexible and cost effective solutions, including product assembly, purchasing, marketing, selling, warehousing, order assembly, programming, packing, shipping, and delivery. InfoSonics supports manufacturers in moving their products to agents, resellers, distributors, independent dealers, retailers and wireless network operators in Latin America. For additional information, please visit www.infosonics.com.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include statements that refer to the Company's intentions to take actions required to regain compliance with the listing standards of The Nasdaq Global Market, the form, timing and effect of any such actions, and the Company's ability to regain compliance. Readers are cautioned that actual events that occur could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual events to differ include, but are not limited to, events and developments affecting the Company's per share stock price that may affect its ability to achieve the minimum bid price requirement, the Company's ability to regain compliance with the minimum bid price listing requirement, the Company's ability to continue to meet the other Nasdaq listing requirements, which could result in the delisting of the Company's common stock even if it achieved compliance with the minimum bid price requirement, the Company's ability to successfully appeal a delisting determination by Nasdaq, and the Company's ability to transfer its listing to The Nasdaq Capital Market. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's annual report on Form 10-K for the year ended December 31, 2007 and InfoSonics' quarterly reports on Form 10-Q for the quarter ended March 31, 2008. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. InfoSonics undertakes no obligation to update or revise any forward-looking statements for any reason.

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